                                                                   EXHIBIT 10.1

                 ORIGINAL SOFTWARE VENDOR MARKETING AND LICENSE AGREEMENT



Licensor    SEAGULL BUSINESS SOFTWARE
            Laan der Verenigde Naties 60
            3314 DA Dordrecht.  P.0. Box 828
            Dordrecht 3300 AV, The Netherlands


      This Original Software Vendor Marketing and License Agreement ('Agreement") is by and between J.D. Edwards & Company, a Colorado corporation, having a principal place of business at 8055 E. Tufts Avenue, Denver, Colorado 80237 ("JDE") and Licensor, a __________________ corporation.

      WHEREAS, Licensor develops, markets, and maintains certain software products; and

      WHEREAS, JDE desires to market Licensor's software products to JDE's present and prospective customers, to sublicense those products and support the products;

      NOW, THEREFORE, the parties hereto have executed this Agreement by the duly authorized representative on the date first written above and agree to be bound by the terms and conditions hereof.

THIS AGREEMENT, INCLUDING ITS TERMS AND CONDITIONS, IS A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PRIOR OR CONCURRENT PROPOSALS AND UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO ITS SUBJECT MATTER.

THIS AGREEMENT SHALL NOT BE EFFECTIVE UNTIL EXECUTED BY LICENSOR AND ACCEPTED BY AN AUTHORIZED REPRESENTATIVE OF JDE AT ITS PRINCIPAL PLACE OF BUSINESS.


Accepted by J.D.Edwards & Company and      By execution, signer certifies that
effective as of: 19 August 1994            signer is authorized to execute
                                           this Agreement on behalf of Licensor

J. D. EDWARDS & COMPANY                    LICENSOR
By /s/                                     By /s/
(Authorized Signature)                     Authorized Signature)


-------------------------                  -------------------------
(Print or Type Name)                       (Print or Type Name)

-------------------------                  -------------------------
(Title)                                    (Title)

            ORIGINAL SOFTWARE VENDOR MARKETING AND LICENSE AGREEMENT
                              TERMS AND CONDITIONS


1.    License to Market the Systems.
      -----------------------------

      1.1 Licensor hereby grants to JDE and JDE accepts during the term of this Agreement a world-wide, non exclusive right and license to use, market, sell, license, and sublicense the Programs (as such programs are set forth on Exhibit I hereto) solely with the use, marketing, selling, licensing, and sublicensing of JDE's Programs, to JDE Licensees, as well as any enhancements to the Programs made by Licensor pursuant to Section 6 below.

      1.2 Upon the expiration or earlier termination of this Agreement, JDE shall have no further right to market or grant rights with respect to the use of the Programs, except that JDE may continue to grant rights, in accordance with the provisions of this Agreement, for a period of one hundred twenty (120) days following the expiration or earlier termination of this Agreement in order to complete quotations or orders made prior to the date of such expiration or earlier termination. Also, upon the expiration or earlier termination of this Agreement, the rights granted by JDE to the JDE Licensees to use the Programs shall continue in full force and effect in accordance with the terms of the JDE standard Software License Agreement. This paragraph shall survive the expiration or earlier termination of this Agreement.

      1.3 JDE and Licensor shall use their mutual best efforts consistent with reasonable commercial standards to advertise, promote and market the Programs to customers.

      1.4 Included in the license grant by Licensor to JDE of the Programs, is the grant of the following rights: 1. The right to copy the Programs and a non-exclusive right to sublicense the Programs for use by JDE's customers. 2. The non-exclusive right to use the name "GUI/400" or any other name for the Programs as JDE may decide. 3. The unlimited right to use the run-time portion of the Licensor's Program by JDE and its Business Partners for Licensors Program product demonstration, development, training and internal production use.

2.    Marketing.
      ---------

      2.1 Licensor shall deliver to JDE without charge two (2) copies of all appropriate sales, marketing and technical information ("Documentation") on electronic readable media specified from time to time by JDE to enable JDE to effectively market, license and service the Programs. In the event that additional copies are required by JDE, Licensor will supply such copies at a charge equal to such party's then current reproduction and shipping costs. Licensor grants to JDE the unlimited right to copy, modify, revise and distribute the Documentation to JDE's Customers as JDE may decide without any royalty obligation or otherwise to Licensor; provided, however, that no such distribution of the Documentation will be made without the prior execution of a sublicense or nondisclosure agreement with such JDE Customers. Licensor from time to time in no less than once each calendar quarter shall issue new releases of the Documentation to JDE and JDE's Customers. In addition, Licensor shall provide to JDE such marketing assistance and personnel JDE may reasonably request to effectively market, license and service the Programs. tc" 2.1 Licensor shall deliver to JDE without charge two (2) copies of all appropriate sales, marketing and technical information to enable JDE to effectively market, license and service the Programs. In the event that additional copies are required by JDE, Licensor will supply such copies at a charge equal to such party's then current reproduction and shipping costs. In addition, Licensor shall provide to JDE such marketing assistance and personnel JDE may reasonably request to effectively market, license and service the Programs."

      2.2 JDE shall be entitled to no charge use of demonstration copies of the Program at qualified demonstration sites and for demonstration purposes only. On Licensor's written approval demonstration copies may be provided to JDE Business Partners and/or prospects subject to any terms and conditions specified by Licensor.

      2.3 The Programs will be sub-licensed by JDE to its Customers under the same terms and conditions respecting the use and protection of the Programs as those covering the JDE products licensed to such Customers. Maintenance services will be offered by JDE according to the terms and conditions contained in the Software Update Agreement. Copies of JDE's standard form license and maintenance (Updates) agreements are attached hereto as Exhibit A.

3.    Training and Technical Support.
      ------------------------------

      3.1 Licensor will make available to JDE a maximum of one full week of training for the number of personnel as JDE designates consisting of the operation, theory and maintenance of the Programs, at no charge to JDE, except reasonable and customary travel and living expenses incurred.

      3.2 Licensor and JDE acknowledge that the support for the Programs will consist of two levels: Level I and Level II (the "Customer Support"). Level I includes providing (i) basic information regarding the use and operation of the Programs and (ii) assistance in detecting and diagnosing programming errors. Level II includes providing (i) temporary fixes and (ii) updates. The Customer Support will be provided by mail, regularly-staffed telephone access and other appropriate means. JDE will provide support at Level I to JDE Customers for the Program. Licensor shall provide support at Level II to JDE Customers for the Programs at a fee to be determined by the parties upon mutual agreement, but in any event to be not less than Four Dollars ($4.00) per work station seat per annum. Notwithstanding termination of this Agreement, for any reason, Licensor shall continue to provide Level II Customer Support to JDE for all JDE Customers for the Licensor's Programs or as long as such JDE Customers continue to license such Licensor's Programs. Any support required beyond Level II, will be provided by Licensor and paid at Licensor's then time and material rates. Copies of all fixes by Licensor will be delivered to JDE and JDE may copy the same for delivery to JDE Customers or its own use of the Programs.

      3.3 During a period of six (6) months from the date of this Agreement, Licensor agrees to make available to JDE Mr. Andre den Haan to provide services on the

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
Licensor's Products to JDE upon its request, and during said six (6) month period to not provide similar services to any of the entities named in Exhibit
B. The foregoing services provided by Mr. den Haan shall be at no charge to JDE, except for reasonable travel and living expenses incurred by Mr. den Haan in providing such services to JDE.

4.    Payments.
      --------

      4.1 In consideration for the rights and privileges granted under this Agreement, JDE shall pay to Licensor a fee equal to Sixty-Five Dollars ($65.00) per work station seat accessing the Programs sublicensed and delivered to JDE's Customers. Upon execution of this Agreement, JDE agrees to license five thousand (5,000) run-time modules of Licensor's Programs for a payment of Three Hundred Twenty-Five Thousand Dollars ($325,000) to be paid upon execution of this Agreement by JDE. For each new version of Licensor's Programs delivered to JDE's Customers an additional fee not to exceed ten percent (10%) of the then current fee charged per work station seat shall be paid to Licensor. For the purposes of this Agreement "version" of Licensors Program shall be identified an integer on the left side of the decimal point (e.g., version 1.x). For each new release" of Licensors Programs delivered to JDE's Customers no additional fee per work station shall be paid to Licensor. For purposes of this Agreement, a "release" of Licensor's Programs shall be identified an integer or series of integers to the right of the decimal (e.g., x.1). For example, should Licensor make available version 2.0 of Licensor's Programs as replacement for version 1.0, Licensor could increase the per work station seat fee by up to ten percent (10%), but should Licensor make available a new release of 1.2 replacing release 1.1, no additional fee would apply.

      Other than as set forth in the preceding paragraph regarding Licensor providing new versions of Licensors Programs, the per work station seat fee shall remain unchanged for a period of three (3) years from the date of this Agreement. At the end of such three (3) years period, the parties shall enter into good faith negotiation regarding the per work station seat fee to be effective at the end of such three (3) year period.

      4.2 JDE will provide Licensor with a report showing the following information related to new software licenses by the twentieth (20th) day of the following month:

      1. Licensee
      2. Sale date
      3. Model and Serial number
      4. State/Country
      5. Number of Users

      4.3 JDE shall pay to Licensor all royalties on software licenses within 60 days following revenue determination based on JDE's revenue recognition policy (signed contract, no contract contingencies, software shipped and a minimum ten percent (10%) deposit). If a customer desires and JDE allows return/exchange of a product, JDE may recover any royalties paid to Licensor.

      4.4 Notwithstanding the pricing set forth in Section 4.1 above, Licensor shall provide its Development Kits to JDE at a price of $5,000 for the ADKxx product version and $2,500 for the ADKyy product version for JDE's internal use only. In addition, on a one-time basis, Licensor will make available to JDE Business Partners copies of Licensor's Development Kits at the prices set forth in the previous sentence.

5.    Warranties.
      ----------

      5.1 Licensor hereby warrants and represents that their Programs are valid and existing and that Licensor is the true and lawful owner of such programs with full power and right to enter into this Agreement, and there are no conflicting claims relating to the rights granted herein. Licensor warrants that to the best of its knowledge, at the time of shipment from Licensor the Programs are free of any and all viruses, trojan horses, trap doors, or any other devices or mechanisms which are intended to cause the Licensed Products to perform any material functions other than those specified or intended by the Licensor's published product specifications and that are intended to halt, disrupt, or sabotage the operation of the Programs, excluding, however the disabling procedures permitted under this Agreement. The use of Licensor's programs as described herein shall not infringe the rights of any third party. Licensor agrees to indemnify and hold JDE and JDE's customers harmless from all loss, expense and damage arising out of any legal action or suit based upon any claim that Licensor's programs infringe on a copyright or otherwise violate the existing right of any third party, including trade secret, or unfair competition claims, but excluding, however, any claim of such party or consequential damages for losses, profits or otherwise. Licensor will defend, at its own expense, any action brought against JDE or JDE's customers to the extent that it is based on such claim, and will pay all costs and damages finally awarded in any such suit, including, without limitation, attorney's fees incurred by JDE or JDE customers, on the conditions: (i) that Licensor be notified promptly in writing by JDE or JDE's customers of any notice of any such claim; and (ii) that Licensor shall have sole control of the defense of any actions against such claim in negotiations toward a settlement or a compromise.

      5.2 Licensor further warrants that for a period of six (6) months following the date of installation of the Programs at a JDE Customer site pursuant to a license granted by JDE for the Programs, the Programs will perform substantially in accordance with the Licensor published product specifications in effect the date of said installation. Licensor further warrants that the Licensor's published product specifications are accurate and all material respects; however, the Programs are subject to continued revision and may, at times, be at variance with such published product specifications and may contain minor defects or errors. During the warranty period, Licensor agrees to correct all substantive errors in the unmodified Programs as reported in writing by JDE or by JDE's Customer and JDE's Customer will be entitled to all corrections and/or enhancements to the unmodified Programs, at no charge. Such corrections and/or enhancements shall be part of the Programs.

      5.3 LICENSOR MAKES NO REPRESENTATION NOR WARRANTIES, EXPRESSED NOR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE WITH RESPECT TO PROGRAMS. Neither Licensor or JDE shall be liable for any loss of earnings, profit or good will suffered by any person including the other party's customers or for any incidental or consequential damages of any other person whatsoever or howsoever caused even if either party had been advised of the possibility of such damages caused either directly or indirectly by the furnishing of the programs pursuant to this Agreement, or for any other loss of


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
business or damage to the other party or the other party's customers except where such loss or damage is caused by the gross negligence or willful misconduct on the part of such party, its agents, employees, independent contractors or persons acting under its direction or control.

6.    Enhancements.
      ------------

      Licensor will use its best efforts to continue to develop its programs and keep its programs competitive with similar software programs currently on the market and those added to the market during the term of this Agreement.

7.    Other Systems.
      -------------

      Each party acknowledges and understands that the other party may currently or in the future develop or acquire products similar to the JDE Programs and the Licensor Programs and/or enhancements thereto respectively. Nothing in this Agreement shall be construed as representation or inference that either party will not enter into such acts or otherwise compete with other Programs and/or enhancements. One party's designation of its programs as trade secret and proprietary does not preclude the other from using ideas, concepts, know-how and techniques related to information handling and retained in the minds of the other party's personnel as a result of exposure to the other party's programs by their activities hereunder. Each party acknowledges that often similar design requirements may coincidentally result in similar solutions being developed independently by two or more sources; therefore the mere similarity between JDE's and Licensors software does not raise a presumption of infringement. Nothing in this Agreement shall prohibit or restrict either party's right to develop, use or market products or materials similar to or competitive with the other party's Programs, so long as the terms of this Agreement are not otherwise breached.

8.    Non Solicitation of Employees.
      -----------------------------

      The parties hereto agree that neither party shall solicit for employment, or employ, an employee of the other party during the term of this Agreement, or for a period of one hundred eighty (180) days after termination of this Agreement, without the prior written consent of the other party

9.    Term.
      ----

      This Agreement shall commence on the date first written above for a period of three (3) years and shall be automatically renewed for additional two (2) one
(1) year periods thereafter unless the parties mutually agree to terminate this Agreement at least ninety (90) days prior to the end of the initial three (3) year term or prior to the end of any renewal term thereafter, or unless terminated in accordance with Section 11, Termination, below.

10.   Confidential Information:  Protection of Proprietary Rights.
      -----------------------------------------------------------

      10.1 It is agreed and understood that during the term of this Agreement, it may be necessary for each party to disclose to the other certain information relating to their respective programs, their business activities, or other technical information which the parties consider to be confidential or proprietary and which the parties have reduced to writing and clearly marked as "Confidential" or "Proprietary". Such proprietary information shall remain the sole property of that party and shall be held in confidence and safe keeping for safe use of such parties and shall not, without the prior written consent of the other party, disclose this proprietary information to any person except to those of its employees who need to know such information to fulfill those employee's obligations under this Agreement, except where such confidential information becomes publicly available through no act of the disclosing party, is released by the owner of the information in writing with no restrictions, is lawfully obtained without breach of this Agreement from third parties without obligation of confidentiality, is previously known by that party or is independently developed by that party.

      It is agreed that the parties respective programs and all related documents and materials are considered by such parties to be valuable trade secrets and confidential and proprietary information, whether or not marked or designated as such, and the other party will not, and will use its best efforts to insure that its employees and agents do not, disclose the same to any persons except those of its employees who need to know such information to fulfill such party's obligations under this Agreement.

      10.2 The parties acknowledge that their respective programs are of a characteristic which is or may be protectable by copyright and/or trade secret under the laws of the United States and other countries. Each party agrees to use its best efforts to obtain and maintain the maximum degree of proprietary protection consistent with its ability to market the respective programs. Each party agrees not to remove any copyright notices of the other party on any copy of the other party's programs marketed, distributed or sublicensed by such party in unmodified form as received from the first party.

11.   Termination
      -----------

      11.1 Either party may terminate this Agreement by written notice to the other party pursuant to Section 15 below, if the other party shall file petition of bankruptcy, shall be adjudicated bankrupt, shall take advantage of the insolvency laws as a debtor of any jurisdiction to which it is subject, shall take assignment for benefit of creditors, shall be voluntarily or involuntarily dissolved, admit in writing its inability to pay debts as they come due, or shall have a receiver, trustee or any other officer appointed for its property and such receiver, trustee or other court officer not dismissed within ninety
(90) days of his/her appointment.

      11.2 Should JDE or Licensor fail to fulfill any of its material obligations hereunder and shall have failed or have been unable to remedy said default within thirty (30) days after JDE or Licensor sends the other written notice with respect to such default, JDE or Licensor, whichever is the non defaulting party, may, at its option, terminate this Agreement or any part thereof by giving written notice of termination to the defaulting party, effective immediately.

      11.3 JDE may terminate this Agreement by written notice to Licensor pursuant to Section 15 below, if there occurs (i) a change in ownership of fifty percent (50%) or more of the ownership of the stock or partnership interest outstanding of Licensor without the prior notification of and consent by JDE such consent not to be unreasonably withheld or (ii) there occurs a material change in the management of Licensor, without the prior notification of and consent by JDE, such consent not to be unreasonably withheld. In the event of termination of this Agreement


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
pursuant to this Section 11.3, immediately upon such termination Licensor shall provide to JDE full right, title and interest to the source code for Licensor's Programs and JDE shall be free at its discretion to modify, enhance, market, license, maintain and use such source code solely in conjunction with JDE software products. JDE shall pay to Licensor for the source code for Licensor's Programs the sum of 50,000 times the then current work station seat fee minus the total work station seats installed by JDE times the then current work station seat fee.

12.   Source Code Access.
      ------------------

      12.1 Licensor agrees to maintain current versions of all source code, not otherwise provided to JDE under this Agreement, in deposit with Data Securities International, Inc. ("DSI" or such code escrow service mutually agreeable to the parties), and to register, and maintain as registered, JDE as a party that may have access to all such source code under certain "release conditions" as set forth below. The parties agree to execute such agreements and registration as reasonably required by DSI Licensor shall bear the fees charged by DSI for such registration, without markup. Licensor, will or will cause DSI to, promptly notify JDE upon such deposit of code under such agreements.

      12.2 The term "release conditions" is defined and used to mean: (1) failure of Licensor to provide maintenance on the Programs in accordance with Sections 3.2, or (2) termination of this Agreement by JDE pursuant to Sections
11.1 or 11.2.

13.   Books and Records.
      -----------------

      At its cost, Licensor shall be entitled to inspect ME's books and records pertaining to the subject matter of this Agreement upon reasonable notice to ME and during normal business hours.

14.   Arbitration.
      -----------

      All disputes involving this Agreement, except actions arising under the copyright provision of Title 17 of the U.S. Code, shall be submitted to an arbitrator appointed by, and operating under, the rules of the American Arbitration Association. The location of the arbitration hearing shall be determined by the party not initiating the request for arbitration. The written decision of the arbitrator shall be final and binding upon the parties and shall be convertible to a Court judgment in any appropriate jurisdiction.

15.   Notices.
      -------

      Notices and other communications hereunder shall be in writing or by facsimile transmission subsequently confirmed in writing, and shall be deemed to be given when transmitted or disposed in the United States mail, postage pre-paid, addressed to the parties as listed above or as such addresses may be changed by written notice.

16.   General.
      -------

      16.1 Assignment. This Agreement shall be binding upon and shall automatically inure to the benefits of the successors and assigns of the parties hereto but shall not be assignable by either party in whole or in part without the prior written consent of the other; notwithstanding the foregoing, however, either party may assign this Agreement and its rights and obligations hereunder to any subsidiary, affiliate corporation of parent corporation without consent of the other

      16.2 Governing Law. This Agreement shall be construed and interpreted by the laws of the State of Colorado.

      16.3 Independent Contractors. The relationship between JDE and Licensor is that of independent contractors and under no circumstances shall any of the employees of one party be deemed to be the employees of the other for any purpose. This Agreement shall not be construed as authority for either party to act for the other in any agency or other capacity, or to make commitments at any time for the account of or on the behalf of the other.

      16.4 Severability. If any portion of this Agreement is held illegal, invalid or unenforceable, the legality, validity or endorseability of the remainder shall be unaffected.

      16.5 Entire Agreement. This Agreement and any attachments, exhibits or riders hereto contained in the entire Agreement and understanding between the parties hereto with respect to the subject matter hereof and merges and supersedes all prior agreements, understandings and representations relating to such relationship.

Exhibit A

(JDE Software License Agreement and JDE Software Update Agreement)

                                    EXHIBIT A
JDEdwards                       SOFTWARE LICENSE AGREEMENT

                                                  8055 E. Tufts Avenue
                                                  Denver, Colorado 80237

Customer
Address


License Grant - J.D. Edwards & Company ("JDE") grants to Customer, and Customer accepts, subject to the terms and conditions set out in this Software License Agreement ("Agreement"), a non-exclusive and non-transferable perpetual limited license to use the Licensed Products indicated below:

Designated Processor: IBM AS/400TM Model:

Licensed Products(1) (Please mark Software Applications selected):



                                                            Software
                                                            license
Software Applications               Prerequisites(2)        Fee
1.  WorldCASE/Foundation                                    _____
    Environment(3)
2.  Accounts Receivable             1                       _____
3.  Accounts Payable                1,4                     _____
4.  General Ledger &                1                       _____
    Basic Financials
5.  Financial Modeling,             1,4                     _____
    Budgeting & Allocations
6.  Cash Basis Accounting           1,4                     _____
7.  Currency Conversion             1,4                     _____
8.  Financial Reporting             1,4                     _____
    (FASTR)
9.  Payroll(4)                      1,10                    _____
10. Payroll Time Billing            1                       _____
11. Human Resources                 1,10                    _____
    Management
12. Fixed Assets                    1,4                     _____
13. Equipment Management(5)         1,4                     _____
14. Inventory Management            1                       _____
15. Sales Order Processing/         1,14                    _____
    Sales Analysis
16. Distribution Resource           1,4,14,15,17            _____
    Planning
17. Purchase Order Processing       1,4                     _____
18. Job Cost Accounting             1,4                     _____
19. Project Change                  1,4                     _____
    Management
20. Contract Billing                1,4                     _____
21. Contract Management             1,4,18                  _____
22. Property Management             1,2,4                   _____
23. Work Orders                     1,4                     _____
24. Service Billing                 1,2,4,23                _____
25. Product Data Management         1,4                     _____
26. Shop Floor Control              1,4,14,25               _____
27. Master Production               1,4,14,15,17,25,26      _____
    Scheduling
28. Capacity Requirements           1,4,14,15,17,           _____
    Planning                        25,26,27
29. WorldCASE/Development           1                       _____
    Environment
30. _____________________           ___________             ______
31. _____________________           ___________             ______
32. _____________________           ___________             ______


                              Total Software license Fee $__________
                               (Plus taxes where applicable)



(1) The "Licensed Products" include the selected Software Applications, the media in which the Software Applications are delivered, and the associated documentation.

(2) For each Software Application selected, each listed prerequisite Software Application must also be selected. FAILURE TO LICENSE AND INSTALL PREREQUISITE SOFTWARE APPLICATIONS WILL VOID ANY AND ALL WARRANTIES.

(3) WorldCASE/Foundation Environment includes JDE's Address Book, Electronic Mail, Menu Manager, DREAM Writer, Security Officer, Documentation System, Next Number, User Defined Category Codes, Data Directory, World Writer, and Unattended Night Operations.

(4) Payroll requires PAYROLLTAXTM to be licensed directly from Vertex Systems, Inc. for an additional fee.

(5) Equipment Management includes Fixed Assets and Work Orders; these products should not be ordered concurrently.

This Agreement, including the terms and conditions on the reverse side, is the complete and entire understanding of the parties unless otherwise stated hereon.

THIS AGREEMENT SHALL NOT BE EFFECTIVE UNTIL EXECUTED BY CUSTOMER AND ACCEPTED BY AN AUTHORIZED REPRESENTATIVE OF JDE AT ITS PRINCIPAL PLACE OF BUSINESS


Accepted by J.D. Edwards & Company     By execution, signer certifies that
and effective as of                    signer is duly authorized to execute
______________________, 19____         this Agreement on behalf of Customer

J.D. EDWARDS & COMPANY                 CUSTOMER
By_______________________________      By__________________________________
      (Authorized Signature)              (Authorized Signature)
---------------------------------         ---------------------------------
      (Print or Type Name)                (Print or Type Name)
---------------------------------         ---------------------------------
      (Title)                             (Title)

                           SOFTWARE LICENSE AGREEMENT


1. LICENSE USE The Licensed Products are to be used by Customer on a single serial- numbered computer processing unit. The Licensed Products are not to be copied by Customer or used by others without the written permission of JDE except for Customer's production, backup, archival, and disaster recovery purposes. The Licensed Products may be used only by Customer and entities under common control and ownership with Customer but not for commercial timesharing or service bureau or other rental or sharing arrangements. The Licensed Products may be used only in the country in which they are first installed and may only be moved to another country with the prior written permission of JDE.

2. LIMITED WARRANTY (A) JDE warrants to Customer that it has full power and authority to grant this License. JDE further warrants that for a period of six
(6) months following the date of this License, the Licensed Products will perform substantially in accordance with the JDE published product specifications in effect at the date of this Agreement. JDE further warrants that the JDE published product specifications are accurate in all material respects; however, the Licensed Products are subject to continued revision and may, at times, be at variance with such published product specifications and may contain minor defects or errors, (B) JDE warrants that its products are in use by its customers with apparent satisfaction, however, Customer is ultimately responsible for the adequacy of the Licensed Products in Customer's intended application and use. (C) During the warranty period, JDE agrees to correct all substantive errors in the unmodified Licensed Products as reported in writing by Customer and Customer will be entitled to all corrections and/or enhancements to the unmodified Licensed Products, at no charge. Such corrections and/or enhancements shall be part of the Licensed Products. (D) JDE shall have no responsibility for problems in the Licensed Products caused by alterations or modifications thereto, arising out of the malfunction of Customer's equipment or other software products not supplied by JDE, or for delays or interruptions in the delivery, installation or operation of the Licensed Products caused by events beyond the reasonable control of JDE. (E) Customer shall have ninety (90) days following delivery of the Licensed Products to Customer's first designated site to verify that the Licensed Products substantially conform with JDE published product specifications. Upon receipt of Customer's written notice of any material nonconformance, JDE shall correct such nonconformance or provide a mutually acceptable plan for correction by the later of: ninety (90) days following delivery; or thirty (30) days following the receipt of Customer's notice by JDE, Should JDE fail to provide such correction or plan by such date, Customer's sole and exclusive remedy shall be to terminate this Agreement by written notice, and notwithstanding the payment provisions hereof, receive a refund of the Software License Fees paid. Such notice of termination must be received by JDE within ten (10) days following tile date for correction or plan provision and shall be in accord with the termination provisions hereof. (F) THIS AGREEMENT IS A LICENSE AND IS NOT A SALE OF GOODS AND EXCEPT AS EXPRESSLY SET FORTH HEREIN, THERE ARE NO WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. (G) JDE makes no warranties regarding any third party products licensed hereunder; however, JDE shall assign to Customer any warranties received by JDE from such third party.

3. MANAGEMENT, CONTROL AND IMPLEMENTATION JDE will provide assistance to Customer for implementation and installation in accord with the terms of this Agreement; however, Customer shall be responsible for the management, internal control, and implementation of the Licensed Products, including acquiring adequate computer hardware, insuring proper machine configuration and program installation. JDE recommends as part of the implementation of the Licensed Products that Customer operate the Licensed Products in parallel with existing systems and procedures until Customer has completed the implementation.

4. PROPRIETARY RIGHTS (A) Customer recognizes that the Licensed Products provided under this Agreement have substantial monetary value and are considered TRADE SECRET, PROPRIETARY and/or CONFIDENTIAL material of JDE, and that JDE retains ownership of all rights, title and interest to its Licensed products. All enhancements and modifications made by JDE will remain proprietary to JDE; however, JDE grants to Customer a non-exclusive license to use such enhancements and modifications without additional payment. Customer acknowledges that the Licensed Products bear a copyright legend which in no way reduces the trade secret, proprietary, and/or confidential nature of the Licensed Products. Each Licensed Product consists of source and object code for application programs and control language procedures but source code for operations control and utility programs, including report writers, and for any third party provided Licensed Products will be withheld for security reasons. Customer agrees to exercise due care to prevent disclosure of the Licensed Products, and the terms and conditions of this Agreement, utilizing the same safeguards afforded its own confidential information. Confidential information shall not include information in the public domain, information already in the possession of Customer, information obtained from other sources without obligations of confidentiality, information independently developed, or information required by court or government order. Further, Customer agrees: not to reverse engineer or distribute the Licensed Products or any part thereof; to take all reasonable steps to insure that the Licensed Products, and the trade secret, confidential and proprietary information contained therein are not disclosed to any person other than Customer's employees, consultants or agents who have a need for access in order to use them; and not to remove the copyright, trade secret or other proprietary protection legends or notices which appear on or in the Licensed Products. (B) CUSTOMER ACKNOWLEDGES THAT JDE HAS INSTALLED DISABLING PROCEDURES IN THE LICENSED PRODUCTS. IF THERE OCCURS ANY UNAUTHORIZED USE OF THE LICENSED PRODUCTS, SUCH DISABLING PROCEDURES WOULD RENDER THE LICENSED PRODUCTS INOPERABLE. (C) Customer agrees to notify JDE immediately of any unauthorized possession, use or knowledge of any Licensed Products. Customer shall promptly furnish JDE with full details of such situation and assist in preventing any recurrence thereof and cooperate at JDE's expense in any litigation or other proceedings reasonably necessary to protect JDE's rights.

5. RIGHT TO MODIFY Customer has the right to modify the Licensed Products without the consent of JDE; however, CUSTOMER UNDERSTANDS THAT JDE MAKES NO WARRANTY, EXPRESSED OR IMPLIED, REGARDING ANY MODIFIED PORTIONS OF THE LICENSED PRODUCTS and that no modifications shall reduce JDE's ownership of the Licensed Products.

6. PAYMENT (A) In consideration for the License granted hereunder, Customer will pay to JDE on a non-refundable basis, except as provided in Limited Warranty, the Software License Fee for the Licensed Products. Customer agrees to pay seventy-five percent (75%) of the Software License Fees upon the execution of this Agreement, and the remaining twenty-five percent (25%) within thirty (30) days after delivery of the Licensed Products. (B) After the expiration of the warranty period, warranty extensions and maintenance services are provided for a time and materials billing or by separate agreement at JDE's then current price, terms, and conditions and shall be in addition to any other charges provided for herein. (C) Training, installation assistance, consulting, custom design, and computer programming services are provided for a time and materials billing or by separate agreement at JDE's then current standard hourly rates and shall be in addition to any other charges provided for herein. (D) In addition to the charges due under this Agreement, and even if Customer shall provide a tax exemption number or affidavit of exemption, Customer shall be responsible for all taxes including sales, use, property, excise, value added and gross receipts levied on this Agreement or the Licensed Products, except taxes based on JDE's net income. (E) Customer agrees to notify IDE of any model change to a processor and that any such model change may result in a change to the Software License Fees equal to the difference in the respective model fee amounts, due upon the date of the change, but no refunds shall be paid upon Software License Fees already due or paid. (F) Customer agrees to pay for all uncontested amounts due under this Agreement within thirty (30) days after the date of invoice. Customer shall have thirty (30) days after the invoice date to contest in good faith the amounts and items charged. Past due uncontested amounts will bear interest of one and one-half percent (1 1/2%) per month from the due date or the highest rate permitted by law if less.

7. EMPLOYEE RECRUITING Customer acknowledges that JDE's employees are critical to the servicing of JDE's customers. Customer agrees not to employ or otherwise engage JDE's employees for a period of six (6) months following any employee's service to Customer. Should Customer violate this provision, Customer will pay JDE fifty percent (50%) of the former employee's annual salary.

8. ARBITRATION All disputes involving this Agreement, except actions arising under the copyright provision of Title 17 of the U.S. Code, shall be determined under the law of the State of Colorado and shall be submitted to an arbitrator appointed and operating under the Uniform Arbitration Act and the procedural rules of the American Arbitration Association. The location of the arbitration hearing will be chosen by the party not initiating the arbitration or action. The written decision of the arbitrator shall be final, binding and convertible to a Court judgement in any appropriate jurisdiction.

9. TERMINATION If either party breaches this Agreement, the other party may give written notice of its desire to terminate and the specific grounds for termination and, if the party in default fails to cure the default within thirty
(30) days of the notice, the other party may terminate this Agreement. Upon termination, the License to use the Licensed Products shall be immediately revoked and all Licensed Products and supporting materials will be returned to JDE or destroyed and an affidavit supplied to JDE certifying destruction. Confidentiality obligations shall survive this Agreement.

10. LIMITED LIABILITY (A) JDE will indemnify Customer from any claim (including reasonable legal fees) of other persons or entities of infringement of United States patents, copyrights, trade secrets or proprietary rights by use of the Licensed Products, so long as Customer promptly notifies JDE of and permits JDE to defend such claims. (B) Customer and JDE each agree to indemnify the other from and against all costs and liabilities including reasonable attorney's fees which each may be required to pay arising out of injuries to persons or damage to property (including data) pertaining to the furnishings of services or the Licensed Products, whatsoever and howsoever caused, except where the same shall be caused by tile negligence or willful misconduct of the other party, its agents, or employees; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL EITHER PARTY BE LIABLE TO ANY PERSON (EXCEPT FOR THE FAILURE TO COMPLY WITH THE PROPRIETARY RIGHTS PROVISION OF SECTION 4(A) HEREOF) FOR ANY LOSS OR INJURY TO EARNINGS, PROFITS OR GOODWILL, OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY PERSON, WHATSOEVER AND HOWSOEVER CAUSED EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11. GENERAL (A) The waiver of one breach hereunder shall not constitute the waiver of any other or subsequent breach. (B) All notices shall be in writing and sent by certified mail, postage prepaid, return receipt requested to the address written above or such other address as notified to the other party and such notice shall be deemed to be made on the fifth day after such mailing. (C) No amendments, modifications or supplements to this Agreement shall be binding unless in writing and signed by both parties. (D) No action, regardless of form arising out of this Agreement may be brought by either party more than one (1) year after the cause of arbitration or action arose. (E) Customer understands that JDE's Authorized Affiliate is not an employee of JDE and is an independent entity and has no express or implied authority to bind JDE, nor is JDE liable for any acts of Authorized Affiliate which are outside the scope of its agency.
(F) All future licenses of additional software by Customer shall come under the terms and conditions herein subject to the then current prices and each party shall have the same rights, duties and privileges with respect to such subsequent transaction as is established by the terms of this Agreement. (G) If any provision of this Agreement is held to be unenforceable, such decision shall not affect the validity or enforceability of the remaining provisions. (H) This Agreement may be executed in two or more identical copies, each of which shall be an original. (1) All monetary amounts are in United States dollars, payable in ready funds through a United States bank. (J) CUSTOMER AGREES THAT THIS AGREEMENT, INCLUDING THE ATTACHMENTS AND AMENDMENTS, IF ANY, WHICH ARE A PART HEREOF, IS A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PRIOR OR CONCURRENT PROPOSALS AND UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. (K) In the event Customer issues a purchase order or other instrument covering the subject matter of this Agreement, it is understood and agreed that such purchase order is for Customer's internal use and shall not affect this Agreement.

                                    EXHIBIT A
JDEdwards                       SOFTWARE UPDATE AGREEMENT

                                                       8055 E. Tufts Avenue
                                                       Denver, Colorado 80237

Customer
Address



JD. Edwards && Company ("JDE") provides to Customer and Customer accepts, subject to the terms and conditions of this Software Update Agreement ("Agreement"), the Response Line/Software Updates services indicated below:

Designated Processor: IBM AS/400TM Model:_____________

Software License Agreement dated:_____________________

Licensed Products: The Licensed Products shall be defined as all of and only be Licensed Products under the Software License Agreement and its Attachments and Addenda which are licensed for the Designated Processor and for which JDE has expressly agreed to offer a warranty that the Licensed Products will perform substantially in accordance with the JDE published specifications.

Start Date:_______________________________

Period of Coverage:______ (___) year(s) plus initial pro-rated partial year if checked. The Period of Coverage is the time during which the Response Line/Software Updates services shall be available under this Agreement. Unless cancelled by either party by written notice no less than thirty (30) days prior to the end of the Period of Coverage or extended by written agreement of both parties effective no later than the end of the Period of Coverage, this Agreement and the Period of Coverage shall automatically extend for one (1) year at the then current prices.

Reinitiation Charge:                $____________

Software Update Fee:                $____________

Total:                              $____________
(Plus taxes where applicable)



This Agreement, including the terms and conditions on the reverse side, is the complete and entire understanding of the parties unless otherwise stated hereon.

THIS AGREEMENT SHALL NOT BE EFFECTIVE UNTIL EXECUTED BY CUSTOMER AND ACCEPTED BY AN AUTHORIZED REPRESENTATIVE OF JDE AT ITS PRINCIPAL PLACE OF BUSINESS.


Accepted by J.D. Edwards & Company         By execution, signer certifies that
and effective as of                        signer is duly authorized to execute
______________________, 19____             this Agreement on behalf of Customer

J.D. EDWARDS & COMPANY                     CUSTOMER
By_______________________________          By__________________________________
      (Authorized Signature)                  (Authorized Signature)

---------------------------------             ---------------------------------
      (Print or Type Name)                    (Print or Type Name)
---------------------------------             ---------------------------------
      (Title)                                 (Title)

                            SOFTWARE UPDATE AGREEMENT


1. SOFTWARE UPDATES/RESPONSE LINE PROVISION (A) Software Update Services provide program updates and new system versions after warranty expiration. These updates include at no additional charge the time incurred to evaluate program problems, correct program errors, copy the program from JDE's computer, and mail/delivery charges. Perfect compatibility for blending of old and new versions cannot be assured. (B) Response Line Services provide unlimited telephone support during Response Line hours (7:00 AM - 6:00 PM Mountain Time Zone, Monday-Friday). This support includes at no additional charge telephone and research time performed by the Response Line staff, incoming WATTS line within the U.S. and outgoing long distance charges. Note, however, that Response Line Services do NOT cover training, set-up of hardware or software, and programming consultation. Additional times of coverage may be available by written agreement of the parties and at JDE's then current prices, terms, and conditions.

2. LIMITED WARRANTY (A) JDE warrants that during the period of Coverage, the Licensed Products will perform substantially in accordance with the JDE published product specifications in effect at the date of this Agreement and as amended by JDE from time to time thereafter. JDE further warrants that the JDE published product specifications are accurate in all material respects; however, the Licensed Products are subject to continued revision and may, at times, be at variance with such published product specifications and may contain minor defects or errors. During the Period of Coverage, JDE agrees to correct all substantive errors in the unmodified Licensed Products as reported in writing by Customer and Customer will be entitled to all corrections and/or enhancements to the unmodified Licensed Products, at no additional charge. Such corrections and/or enhancements shall be part of the Licensed Products and subject to the terms and conditions of the Software License Agreement. If Customer is not subscribing to Software Updates or under the initial warranty coverage of the Software License Agreement, as of the effective date, JDE will charge a fee for reinitiating. (B) Provided Customer has installed the current version of the Licensed Products within six (6) months after formal release and met the other terms and conditions of this Agreement, including payment of the Software Update fee, JDE will correct errors in the unmodified Licensed Products. (C) JDE shall have no responsibility for problems in the Licensed Products caused by alterations or modifications thereto, arising out of the malfunction of Customer's equipment or other software products not supplied by JDE, or for delays or interruptions in the delivery, installation or operation of the Licensed Products caused by events beyond the control of JDE. (D) EXCEPT FOR THIS LIMITED WARRANTY, JDE AND CUSTOMER ACKNOWLEDGE THERE ARE NO WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE (E) JDE makes no warranties regarding any third party products licensed under the Software License Agreement hereunder or any software supplied under the Software Services Agreement.

3. RIGHT TO MODIFY Customer has the right to modify the Licensed Products without the consent of JDE; however, CUSTOMER UNDERSTANDS THAT JDE MAKES NO WARRANTY, EXPRESSED OR IMPLIED, REGARDING ANY MODIFIED PORTIONS OF THE LICENSED PRODUCTS and that no modifications shall reduce JDE's ownership of the Licensed Products.

4. PAYMENT (A) JDE reserves the right to revise its fee schedules on January 1 and July 1 while not changing any prices hereunder which have been prepaid. (B) Software Update Fees are payable by Customer as an annual charge with the first payment due at the expiration of the warranty period of the Software License Agreement and prorated to December 31. If Customer fails to remit Software Update Fees, this Agreement will be void. (C) Training, installation assistance, consulting custom design, and computer programming services are provided at time and materials charges or by separate agreement at JDE's then current standard hourly rates and shall be in addition to any other charges provided for herein.
(D) In addition to the charges due under this Agreement, and even if Customer shall provide a tax exemption number or affidavit of exemption, Customer shall be responsible for all taxes including sales, use, property, excise, value added and gross receipts levied on this agreement or the Licensed Products, except taxes based on JDE's net income. (E) Customer agrees to notify JDE of any model change to a processor and that any such model change may result in a change to the Software Update Fees equal to the difference in the respective model fee amounts, due upon the date of the change, with the new processor fee amount at the then current price, and any reduction in prepaid fees shall be paid as a credit to Customer's account. (F) Customer agrees to pay for all uncontested amounts due under this Agreement within thirty (30) days after the date of invoice. Customer shall have thirty (30) days after the invoice date to contest in good faith the amounts and items charged. Past due uncontested amounts will bear interest of one and one-half percent (1 1/2%) per month from the due date or the highest rate permitted by law if less.

5. EMPLOYEE RECRUITING Customer acknowledges that JDE's employees are critical to the servicing of JDE's customers. Customer agrees not to employ or otherwise engage JDE's employees for a period of six (6) months following any employee's service to Customer. Should Customer violate this provision, Customer will pay JDE fifty percent (50%) of the former employee's annual salary.

6. ARBITRATION All disputes involving this Agreement, except actions arising under the copyright provisions of Title 17 of the U.S. Code, shall be determined under the laws of the State of Colorado and shall be submitted to an arbitrator appointed and operating under the Uniform Arbitration Act and the procedural rules of the American Arbitration Association. The location of the arbitration hearing will be chosen by the party not initiating the arbitration or action. The written decision of the arbitrator shall be final, binding and convertible to a Court judgement in any appropriate jurisdiction.

7. TERMINATION If either party breaches this Agreement, the other party may give written notice of its desire to terminate and the specific grounds for termination and, if the Party in default fails to cure the default within thirty
(30) days of the notice, the other party may terminate this Agreement. Upon termination, all warranties hereunder shall be void and any services shall be provided only on a time and materials basis. Removal of a Software Update Agreement after a lapse of Period of Coverage is subject to JDE's acceptance and reinitiation fee. Any prepaid Software Update Fees shall be refunded, prorated to the date of termination. Confidentiality obligations shall survive this Agreement.

8. LIMITED LIABILITY Customer and JDE each agree to indemnify the other from and against all costs and liabilities including reasonable attorney's fees which each may be required to pay arising out of injuries to persons or damage to property (including data) pertaining to the furnishings of services or the Licensed Products, whatsoever and howsoever caused, except where the same shall be caused by the negligence or willful misconduct of the other party, its agents, or employees: PROVIDED, HOWEVER, THAT IN NO EVENT SHALL EITHER PARTY BE LIABLE TO ANY PERSON FOR ANY LOSS OR INJURY TO EARNINGS, PROFITS OR GOODWILL, OR FOR ANY INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY PERSON, WHATSOEVER AND HOWSOEVER CAUSED EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9. GENERAL (A) The waiver of one breach hereunder shall not constitute the waiver of any other or subsequent breach. (B) All notices shall be in writing and sent by certified mail, postage prepaid, return receipt requested to the address written above or such other address as notified to the other party and such notice shall be deemed to be made on the fifth day after such mailing. (C) No amendments, modifications or supplements to this Agreement shall be binding unless in writing and signed by both parties. (D) No action, regardless of form arising out of this Agreement may be brought by either party more than one (1) year after the cause of arbitration or action arose. (E) All future Software Update services shall come under the terms and conditions herein subject to the then current prices and each party shall have the same rights, duties and privileges with respect to such subsequent transaction as is established by the terms of this Agreement. (F) If any provision of this Agreement is held to be unenforceable, such decision shall not affect the validity or enforceability of the remaining provisions. (G) This Agreement may be executed in two or more identical copies, each of which shall be an original. (H) All monetary amounts are in United States dollars, payable in ready funds through a United States bank. (I) CUSTOMER AGREES THAT THIS AGREEMENT, INCLUDING THE ATTACHMENTS AND AMENDMENTS, IF ANY, WHICH ARE A PART HEREOF IS A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PRIOR OR CONCURRENT PROPOSALS AND UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. (J) In the event Customer issues a purchase order or other instrument covering the subject matter of this Agreement, it is understood and agreed that such purchase order is for Customer's internal use and shall not affect this Agreement. (K) In performing the services to be provided herein, JDE and Customer are independent contractors and are not to be considered agents for employees of the other party for any purpose.

                                    EXHIBIT B
                                  (Competitors)


SSA
JBA
Marcam
American Software
Lawson

                                    Exhibit I
                                   (Programs)




GUI/400 Run Time System

ADDENDUM                                  J. D. Edwards & Company
                                          8055 East Tufts Avenue
                                          Denver, Colorado 80237

Licensor_____________________________________________________________________
Address______________________________________________________________________


This Addendum is made by and between J.D. Edwards & Company, a Colorado Corporation, ("JDE"), and Licensor in consideration of the mutual promises and subject to the terms and conditions set forth herein. This Addendum amends the Marketing and Software License Agreement ("Agreement"), by and between JDE and Licensor.

=== ] (Insert any negotiated changes to the Agreement or its Attachments here) THIS ADDENDUM, INCLUDING ITS TERMS AND CONDITIONS AND THE AGREEMENT OF WHICH IT IS A PART, IS A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PRIOR OR CONCURRENT PROPOSALS AND UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS ADDENDUM AND THE AGREEMENT. Notwithstanding anything to the contrary in the Agreement, in the event of a conflict between the terms and conditions of this Addendum and those contained within the Agreement, the terms and conditions of this Addendum shall prevail.

THIS ADDENDUM SHALL NOT BE EFFECTIVE UNTIL EXECUTED BY LICENSOR AND ACCEPTED BY AN AUTHORIZED REPRESENTATIVE OF JDE AT ITS PRINCIPAL PLACE OF BUSINESS.


Accepted by J.D. Edwards & Company         By execution, signer certifies that
and effective as of                        signer is authorized to execute this
______________________, 19____             Agreement on behalf of Licensor

J.D. EDWARDS & COMPANY                     LICENSOR
By_______________________________          By__________________________________
      (Authorized Signature)                  (Authorized Signature)
---------------------------------             ---------------------------------
      (Print or Type Name)                    (Print or Type Name)
---------------------------------             ---------------------------------
      (Title)                                 (Title)